UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2010

GEORGETOWN BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Federal (State or Other Jurisdiction of Incorporation)	0-51102 (Commission File Number)	20-2107839 (I.R.S. Employer Identification No.)
2 East Main Street, Georgetown, MA 01833
 (Address of principal executive offices)

(978) 352-8600
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On October 26, 2010, Georgetown Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders.  At the Annual Meeting, shareholders considered the election of directors and the ratification of the Company’s independent registered public accounting firm.  A breakdown of the votes cast is set forth below.

				Broker
1.	The election of directors	For	Withheld	non-votes

	Keith N. Congdon	2,050,746	29,731	388,095

	Kathleen R. Sachs	2,050,746	29,731	388,095

	Richard F. Spencer	2,058,041	22,436	388,095

	David A. Splaine	2,052,165	28,312	388,095

	Robert T. Wyman	2,047,077	33,400	388,095

2.	The ratification of the appointment of Shatswell MacLeod & Company, P.C. as the Company’s independent registered public accounting firm for the six months ending December 31, 2010.

For	Against	Abstain

2,463,595	1,348	3,629

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: None

(d)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGETOWN BANCORP, INC.

Date: 10/29/10	By:	/s/ Joseph W. Kennedy
Joseph W. Kennedy
Senior Vice President and Chief Financial Officer
(Duly Authorized Representative)